EX-99.Cert 13 (b)

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and in connection with the Report of Excelsior Venture Partners III, LLC, a Delaware limited liability company (the “registrant”), on Form N-CSR filed with the Securities and Exchange Commission for the period ended October 31, 2018 (the “Report”), each of the undersigned officers of the registrant does hereby certify that, to the best of such officer’s knowledge:

(i)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ James Bowden
Date: January 7, 2019	James Bowden
Chief Executive Officer and President
(Principal Executive Officer)

/s/ John M. McGovern
Date: January 7, 2019	John M. McGovern
Treasurer
(Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form N-CSR with the Commission.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.